Exhibit 10.6

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $400,000.00	Dated as of March 31, 2026

Ares Acquisition Corporation III, a Cayman Islands exempted company and blank check company (the “Maker”), promises to pay to Ares Acquisition Holdings III LP, a Cayman Islands exempted limited partnership, or its registered assigns or successors in interest (the “Payee”), the entire unpaid Principal Amount of up to Four Hundred Thousand Dollars ($400,000.00) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.Principal. The entire unpaid Principal Amount of this Note shall be due and payable on the Maturity Date unless earlier repaid or unless accelerated upon the occurrence of an Event of Default. “Maturity Date” refers to the earlier of: (i) December 31, 2026; or (ii) the date on which the Maker consummates an initial public offering of its securities (the “IPO”). The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker under this Note.

2.Interest. No interest shall accrue on the unpaid Principal Amount of this Note.

3.Advances; Register. Subject to the terms and conditions of this Note, the Payee shall make a cash advance (or advances) (each such advance, an “Advance”) not exceeding Four Hundred Thousand Dollars ($400,000.00) in lawful money of the United States of America in the aggregate to the account designated by the Maker for costs reasonably related to the Maker’s IPO of its securities. To obtain an Advance, the Maker shall submit a request to the Payee by electronic mail by 12:00 p.m. Pacific time at least two business days prior to the date on which the Advance is requested to be made. The principal amount of this Note shall equal the sum of all Advances (the “Principal Amount”). The Maker shall maintain a register reflecting each Advance and any prepayment of all or a portion of the Principal Amount. Once paid, no amount may be re-advanced. No fees, payments or other amounts shall be due to the Payee in connection with, or as a result of, any Advance by the Maker.

4.Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount of this Note.

5.Events of Default. The following shall constitute an event of default (“Event of Default”):

(a)Failure to Make Required Payments. Failure by the Maker to pay the unpaid Principal Amount due pursuant to this Note within five business days following the Maturity Date.

(b)Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing.

(c)Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.Remedies.

(a)Upon the occurrence of an Event of Default specified in Section 5(a) of this Note, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable under this Note, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained in this Note or in the documents evidencing the same to the contrary notwithstanding.

(b)Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid Principal Amount of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7.Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8.Unconditional Liability. The Maker waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties to this Note without notice to the Maker or affecting the Maker’s liability hereunder.

9.Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing; (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or; (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one business day after delivery to an overnight courier service or five days after mailing if sent by mail.

10.Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

11.Severability. Any provision contained in this Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Note, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.Trust Waiver. Notwithstanding anything in this Note to the contrary, the Payee waives all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account (the “Trust Account”) to be established in which the proceeds of the IPO to be conducted by the Maker (including the deferred underwriters discounts and commissions) and certain of the proceeds of the sale of warrants to be issued in a private placement to occur in connection with the closing of the IPO are to be deposited, as described in greater detail in the registration statement and prospectus to be filed with the U.S. Securities and Exchange Commission in connection with the IPO, and agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

13.Amendment; Waiver. Any amendment to this Note or waiver of any provision of this Note may be made with, and only with, the written consent of the Maker and the Payee.

14.Assignment; Successors and Assigns. No assignment or transfer of this Note or any rights or obligations under this Note may be made by any party to this Note (by operation of law or otherwise) without the prior written consent of the other party to this Note and any attempted assignment without the required consent shall be void. This Note shall be binding upon and benefit the permitted successors and permitted assigns of a party to this Note.

[Signature page follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

ARES ACQUISITION CORPORATION III

By:	/s/ Anton Feingold
Name: Anton Feingold
Title: Secretary

Agreed and Acknowledged:

ARES ACQUISITION HOLDINGS III LP

Acting by its General Partner

Ares Acquisition Holdings III

By:	/s/ Anton Feingold
Name: Anton Feingold
Title: Secretary

[Signature Page to Promissory Note]

PROMISSORY NOTE REGISTER

The following increases or decreases in this Note have been made:

Date of Increase or Decrease	Amount of decrease in Principal Amount of this Note	Amount of increase in Principal Amount of this Note	Principal Amount of this Note following such decrease or increase
[●], 2026	[—]	$[●]	$[●]
[●], 2026	[—]	$[●]	$[●]